Exhibit 1(a)
                                 TERMS AGREEMENT

                                                                   July 31, 1996

ARISTAR, INC.
9200 Oakdale Avenue
Chatsworth, California 91311

Dear Sirs:

                  We (the "Underwriters" and the "Representatives") understand that Aristar, Inc., a Delaware corporation (the "Company"), proposes to issue and sell $100,000,000 aggregate principal amount of its 6-3/4% Senior Notes due May 15, 1999 (the "Underwritten Securities"). Subject to the terms and conditions set forth herein or incorporated by reference herein, the Underwriters hereby offer to purchase, severally and not jointly, the principal amount of Underwritten Securities set forth opposite their respective names below at 99.533% of the principal amount thereof, together with accrued interest thereon, if any, from August 5, 1996 to (but not including) the Delivery Date.

                                                                   Principal
                  Underwriter                                        Amount
                  -----------                                      ---------

  Merrill Lynch, Pierce, Fenner & Smith Incorporated .............$33,400,000
  Lehman Brothers Inc. ............................................33,400,000
  J.P. Morgan Securities Inc. .....................................33,300,000

     Total ......................................................$100,000,000
                                                                 ============

                  The Underwritten Securities shall have the following terms:

Date of maturity:                 May 15, 1999

Interest rate:                    6-3/4% per annum, payable semiannually

Initial public
  offering price:                 99.983%, plus accrued interest, if any,
                                  from August 5, 1996 to (but not
                                  including) the Delivery Date

Interest payment
  dates:                          May 15 and November 15, commencing
                                  November 15, 1996

Redemption
  provisions:                     The Underwritten Securities are not
                                  redeemable

Form: The Underwritten Securities are to be issued in the form of one or more global


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                                  securities registered in the name of
                                  The Depository  Trust Company or its
                                  nominee (the "Depositary"); delivery
                                  of the  Underwritten  Securities  at
                                  closing  will  be made  through  the
                                  facilities of the Depositary

Specified funds for
  payment of purchase
  price:                          Wire transfer of immediately available
                                  funds

Specified address for
  notices:                        Merrill Lynch & Co.
                                  Merrill Lynch, Pierce, Fenner & Smith
                                  Incorporated
                                  Merrill Lynch World Headquarters
                                  North Tower
                                  World Financial Center
                                  New York, New York 10281

Delivery Date:                    10:00 A.M., New York City time, on
                                  August 5, 1996

Place of closing:                 Winthrop, Stimson, Putnam & Roberts
                                  One Battery Park Plaza
                                  New York, New York 10004

                  The Underwriters hereby confirm that they have furnished to the Company in writing the following information for inclusion in the Company's Prospectus Supplement dated July 31, 1996 to the Company's Prospectus dated July 31, 1996 relating to the Underwritten Securities (the "Prospectus Supplement"):
(i) the last paragraph at the bottom of the cover page of the Prospectus Supplement concerning the terms of the offering by the Underwriters; (ii) the first paragraph on page S-2 of the Prospectus Supplement concerning over-allotment and stabilization by the Underwriters; (iii) the first paragraph below the table on page S-6 of the Prospectus Supplement concerning the public offering price, concession and discount; and (iv) the second sentence of the second paragraph below the table on page S-6 of the Prospectus Supplement concerning market making by the Underwriters.

                  All of the provisions contained in the document entitled "Aristar, Inc. -- Debt Securities -- Underwriting Agreement Basic Provisions" and dated April 10, 1995, a copy of which you have previously furnished to us, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such Underwriting Agreement Basic Provisions are used herein as therein defined.


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                  Please  accept  this offer no later  than 6:00 P.M.,  New York
City time, on July 31, 1996 by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us, or by sending us a written acceptance in the following form:

                  "We hereby accept your offer, set forth in the Terms Agreement dated July 31, 1996, to purchase the Underwritten Securities on the terms set forth therein."


                                       Very truly yours,


                                       LEHMAN BROTHERS INC.
                                       J.P. MORRGAN SECURITIES INC.


                                       By:  MERRILL LYNCH, PIERCE, FENNER
                                                 & SMITH INCORPORATED


                                       By  /s/ Frank V. McMahon
                                         _______________________________________



Accepted:

ARISTAR, INC.


By  /s/ James A. Bare
  ___________________________



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